As filed with the Securities and Exchange Commission on December 16, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

_____________________

Nevada	33-1220924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Prospect Street, Suite 210

La Jolla, CA 92037

(760) 943-1689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Artelo Biosciences, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Gregory D. Gorgas

Chief Executive Officer and President

888 Prospect Street, Suite 210

La Jolla, CA 92037

Telephone: (760) 943-1689

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Artelo Biosciences, Inc. 2018 Equity Incentive Plan, as amended	2,748,738	(2)	$0.635	$1,745,448.63	$190.43

Total Registration Fee				$1,745,448.63	$190.43

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(1)

Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Artelo Biosciences, Inc. 2018 Equity Incentive Plan, as amended (“2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for purposes of calculating the registration fee on the basis of $0.635 per share, in accordance with Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock market LLC on December 4, 2020.

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PART I

INFORMATION REQUIRED IN THE PROSPECTUS

This Registration Statement on Form S-8 (the “Registration Statement”) registers 2,748,738 additional shares of the common stock of Artelo Biosciences, Inc. (the “Registrant”) that may be issued pursuant to the Registrant’s Amended and Restated 2018 Equity Incentive Plan, as amended and restated (the “2018 Plan”).

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 15, 2020 (File No. 333-235916) and June 25, 2020 (File No. 333-239434) (the “Previous Form S-8s”) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Artelo Biosciences, Inc. (the “Registrant” or “Artelo”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	Artelo’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020 filed on November 4, 2020;
•	Artelo’s Current Reports on Form 8-K filed on October 14, 2020, November 20, 2020, December 2, 2020, and December 4, 2020; and
•	Artelo’s description of its common stock set forth in the registration statement on Form 8-A registering the common stock under Section 12 of the Exchange Act filed on June 21, 2019, including any amendments or reports filed for purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Specimen Common Stock Certificate of the Registrant.
5.1	Opinion of Fennemore Craig, P.C.
23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
99.1+	Artelo Biosciences, Inc. Amended and Restated 2018 Equity Incentive Plan, as amended and Forms of Award Agreement thereunder.

+	Indicates management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 16, 2020.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory D. Gorgas, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8 with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer and Director	December 16, 2020
Gregory D. Gorgas	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Connie Matsui	Director, Chair of the Board	December 16, 2020
Connie Matsui

/s/ Steven Kelly	Director	December 16, 2020
Steven Kelly

/s/ Douglas Blayney	Director	December 16, 2020
Douglas Blayney

/s/ R. Martin Emanuele	Director	December 16, 2020
R. Martin Emanuele

/s/ John W. Beck	Director	December 16, 2020
John W. Beck

/s/ Gregory R. Reyes	Director	December 16, 2020
Gregory R. Reyes

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